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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Huntsman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

March 30, 2007

Dear Stockholder:

        Huntsman Corporation's 2007 Annual Meeting of Stockholders will be held on Thursday, May 3, 2007, at 10:00 a.m., local time, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas. You are cordially invited to attend. Your Annual Meeting materials, including the Annual Report, Notice of Annual Meeting, Proxy Statement and Proxy Card from Huntsman Corporation's Board of Directors, are enclosed.

        At this year's Annual Meeting you will be asked to: (i) elect three directors; (ii) ratify the appointment of our independent registered public accounting firm; and (iii) transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board recommends that you vote FOR election of the director nominees and FOR ratification of the appointment of our independent registered public accounting firm. Please refer to the enclosed Notice of Annual Meeting and Proxy Statement for detailed information on each of the proposals to be considered at the Annual Meeting.

        It is important that you use this opportunity to take part in the affairs of Huntsman Corporation by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

        We look forward to seeing you at the meeting.

Very truly yours,

Jon M. Huntsman Chairman of the Board

Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2007

To the Stockholders of Huntsman Corporation:

        The 2007 Annual Meeting of Stockholders of Huntsman Corporation will be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, on Thursday, May 3, 2007, at 10:00 a.m., local time. We are holding the Annual Meeting for the following purposes:

  1.
  To elect three Class III directors, each to serve until the 2010 Annual Meeting of Stockholders or until his successor has been duly elected and qualified;

  2.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

  3.
  To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

        The above matters are fully described in the attached proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

        Only stockholders of record at the close of business on March 16, 2007, will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Huntsman's offices at 500 Huntsman Way, Salt Lake City, Utah 84108 for 10 days prior to the Annual Meeting. If you would like to review the stockholder list, please call or email Huntsman Investor Relations at (801) 584-5860 or ir@huntsman.com to schedule an appointment.

By Order of the Board of Directors,

Samuel D. Scruggs Secretary

March 30, 2007

        PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
Fees Billed by Deloitte & Touche
Audit Committee Pre-Approval Policies and Procedures
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
Board Independence
Board Meetings
Executive Sessions of the Board
Board Committees
Director Nomination Process
Stockholder Communications Policy
Review and Approval of Transactions with Related Persons
Compensation Committee Interlocks and Insider Participation
Corporate Governance Guidelines
Financial Code of Ethics and Business Conduct Guidelines
Director Attendance at the Annual Meeting of Stockholders
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
Roles and Responsibilities
Annual Review of Executive Compensation
Compensation Peer Group
Mix of Compensation
Elements of Executive Compensation
Compensation of the Chief Executive Officer
Equity Ownership Policy
Accounting and Tax Treatments of the Elements of Compensation
Post-Employment Compensation
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards in Fiscal 2006
Outstanding Equity Awards at 2006 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal 2006
Pension Benefits in Fiscal 2006
Nonqualified Deferred Compensation in Fiscal 2006
Potential Payments upon Termination or Change of Control
Director Compensation for Fiscal 2006
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2008 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
OTHER INFORMATION

i

HUNTSMAN CORPORATION
500 Huntsman Way
Salt Lake City, Utah 84108

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 3, 2007

        This proxy statement and accompanying proxy card are being furnished to the stockholders of Huntsman Corporation in connection with the solicitation of proxies by its Board of Directors (the "Board"). The proxies are to be voted at our 2007 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, at 10:00 a.m., local time, on Thursday, May 3, 2007, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting. The Board is not aware of any other matters to be presented at the Annual Meeting. This proxy statement and the accompanying proxy card, which are accompanied by our annual report to stockholders for the year ended December 31, 2006, have been first mailed to stockholders on or about April 2, 2007. Stockholders are referred to the annual report for financial and other information about our activities. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part hereof.

        Jon M. Huntsman and other members of the Huntsman family together with MatlinPatterson Global Opportunities Partners L.P. and its affiliates ("MatlinPatterson") indirectly own approximately 58.6% of the outstanding shares of our common stock. As a result, they have the power to control matters submitted to our stockholders, including the election of directors and the ratification of the appointment of Deloitte & Touche LLP. We have been informed that these persons intend to cause the shares indirectly held by them to be voted for the election of the nominees to the Board named herein and for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

        We sent you this proxy statement and the accompanying proxy card because our Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. We have hired D.F. King & Co. Inc. to help us distribute and solicit proxies and have agreed to pay D.F. King $2,500 for these services. We will also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses. As a stockholder, you are invited to attend the Annual Meeting and entitled to vote on the items of business described in this proxy statement.

        Our notice of annual meeting, proxy statement and annual report to stockholders are available on our website at www.huntsman.com. As an alternative to receiving printed copies of these materials in future years, you may elect to receive and access future annual meeting materials electronically. Choosing this option will save us the cost of printing and mailing these annual meeting materials. If you have a computer with Internet access, we hope you will try this electronic distribution method. If your shares are registered directly in your name with our transfer agent, The Bank of New York, you can choose to receive and access future annual meeting materials electronically by going to The Bank of New York's website at www.stockbny.com. If your shares are held in brokerage accounts, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to receive future annual meeting materials over the Internet.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.     What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will vote upon the matters outlined in the notice of meeting, including the election of three Class III directors, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm and consideration of any other matters properly presented at the meeting. In addition, our management will report on our performance and, following the Annual Meeting, respond to questions from stockholders.

2.     What is a proxy?

        It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our President, Chief Executive Officer and a Director, and Samuel D. Scruggs, our Executive Vice President, General Counsel and Secretary, have been designated as proxies for the Annual Meeting.

3.     What is a proxy statement?

        It is a document that the regulations of the Securities and Exchange Commission ("SEC") require us to give you when we ask you to sign a proxy card designating Peter R. Huntsman and Samuel D. Scruggs each as proxies to vote on your behalf. The proxy statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about our Board and executive officers.

4.     Who may attend the Annual Meeting?

        The Board set March 16, 2007, as the record date for the Annual Meeting. All stockholders of record who owned shares of common stock at the close of business March 16, 2007, or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof, as may our invited guests. Seating is limited and admission is on a first-come, first-served basis. Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to bring a copy of a statement reflecting your share ownership as of March 16, 2007. Any person attending will need to bring personal identification and check in at the registration desk at the Annual Meeting.

5.     What is the record date and what does it mean?

        The record date for the Annual Meeting is March 16, 2007. The record date is established by the Board as required by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to:

        (a)   receive notice of the Annual Meeting, and

        (b)   vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

6.     Who can vote?

        Each stockholder who owned common stock at the close of business on March 16, 2007, the record date, is entitled to one vote for each share of common stock held on all matters to be voted on. At the close of business on the record date, there were 221,901,565 shares of our common stock outstanding.

7.     What am I voting on?

        You will be voting on the following two items of business at the Annual Meeting:

  •
  The election of three Class III directors to serve until the 2010 Annual Meeting or until their successors are elected and qualified; and

  •
  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

        We are not aware of any other business to be conducted at the Annual Meeting.

8.     How many votes are required to hold the Annual Meeting?

        The required quorum for the transaction of business at the Annual Meeting is a majority of shares of our common stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

9.     What is the difference between a stockholder of record and a stockholder who holds stock in street name?

        Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

  •
  Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

  •
  Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

10.   What different methods can I use to vote?

        If you are a stockholder of record, you may vote by written proxy card or in person at the Annual Meeting. If you are a street name holder, you may direct your broker or nominee how to vote your shares; however, you may not vote in person at the Annual Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote your beneficially owned shares.

        In addition, if you are a street name holder, you may vote by telephone or over the Internet if your bank or broker makes those methods available, in which case the bank or broker enclosed the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded.

11.   What are my voting choices when voting for director nominees, and what vote is needed to elect Directors?

        In the vote on the election of three Class III director nominees to serve until the 2010 Annual Meeting, you may:

        (a)   vote in favor of all nominees,

        (b)   withhold votes as to all nominees, or

        (c)   withhold votes as to specific nominees.

        The nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors. Withholding votes as to a nominee will have no effect on the election of that nominee. You may not cumulate your votes in the election of directors.

        The Board recommends a vote FOR each of the nominees.

12.   What are my voting choices when voting on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and what vote is needed to ratify their appointment?

        In the vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, you may:

        (a)   vote in favor of the ratification,

        (b)   vote against the ratification, or

        (c)   abstain from voting on the ratification.

        The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.

        The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

13.   What if I don't specify a choice for a matter when returning my proxy?

        You should specify your choice for each matter on the enclosed proxy. If you sign and return your proxy but do not give specific instructions, your proxy will be voted FOR the election of all director nominees and FOR the proposal to ratify the appointment of Deloitte & Touche LLP.

14.   Will my shares be voted if I do not provide my proxy?

        Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. The election of directors and the ratification of the selection of independent registered public accounting firms are considered routine matters for which brokerage firms may vote shares for which they have not received voting instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote."

15.   How are abstentions and broker non-votes counted?

        Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, which requires a plurality of votes, broker non-votes will have no effect. In the ratification of the appointment of our independent registered public accounting firm, abstentions will have the same effect as a vote against ratification, and broker non-votes will not be counted for determining the number of shares represented at the Annual Meeting for purposes of the vote on the ratification.

16.   What happens if additional proposals are presented at the Annual Meeting?

        Other than the election of directors and the ratification of the appointment of the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our Bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

17.   May I vote confidentially?

        Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

        If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements or (ii) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

18.   Can I change my vote after submitting my proxy?

        If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

  •
  submitting another proxy card with a later date;

  •
  giving written notice to our Corporate Secretary that you are revoking your proxy; or

  •
  attending the Annual Meeting and voting in person.

        Attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

        If you are a street name holder, you must follow the instructions on revoking your proxy, if any, provided by your bank or broker.

19.   What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts with brokers and/or our transfer agent, The Bank of New York. Please vote all of these shares. We recommend that you contact your broker and/or The Bank of New York to consolidate as many accounts as possible under the same name and address. Please submit your request by mail to The Bank of New York, Shareholder Relations, P.O. Box 11258, Church St. Station, New York, NY 10286, or by telephone at 1-800-524-4458. The Bank of New York may also be reached through its website at www.stockbny.com.

20.   What is "householding"?

        We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside. This process is called "householding." This reduces duplicate mailings and saves printing and postage costs as well as natural resources. Proxy materials and other stockholder communications to you may be householded based on your prior express or implied consent. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, please contact us by mail in care of The Bank of New York, Shareholder Relations, P.O. Box 11258, Church St. Station, New York, NY 10286, or by telephone at 1-800-524-4458, and we will promptly deliver to you the requested material. If you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please submit your request by mail to our transfer agent, The Bank of New York, Shareholder Relations, P.O. Box 11258, Church St. Station, New York, NY 10286, or by telephone at 1-800-524-4458. The Bank of New York may also be reached through its website at www.stockbny.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The size of our Board is currently set at ten, divided into three classes serving staggered terms, with one class being elected each year to serve a three-year term. The three Class III Board members, whose terms expire at the 2007 Annual Meeting, are Nolan D. Archibald, H. William Lichtenberger and Richard A. Michaelson. The Nominating and Corporate Governance Committee of our Board has approved and recommended, and our Board has unanimously nominated, each of Mr. Archibald, Mr. Lichtenberger and Mr. Michaelson for re-election as Class III directors to serve until our 2010 Annual Meeting or upon a successor being elected and qualified.

        A plurality of the votes cast in person or by proxy by the holders of our common stock is required to elect each director. Accordingly, under Delaware law, our Articles of Incorporation and our Bylaws, withheld votes and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the particular item) are not counted and have no effect on the election of directors. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the nominees listed below. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board. Stockholders may not cumulate their votes in the election of directors.

        It is our policy for directors to attend our annual meetings to provide an opportunity for stockholders to communicate directly with directors about issues affecting our company. We expect all of our directors to attend the Annual Meeting.

Nominees and Existing Directors

        Information with respect to the directors nominated for re-election this year, as well as the directors whose terms expire in subsequent years, is presented below, as of March 16, 2007.

Nominees for Class III Directors
Nolan D. Archibald
Mr. Archibald, age 63, has served as a Director since March 2005. Mr. Archibald has been President and Chief Executive Officer of The Black & Decker Corporation since 1986 and Chairman of the Board of The Black & Decker Corporation since 1987. Mr. Archibald also serves as a director of Lockheed Martin Corporation and Brunswick Corporation.
H. William Lichtenberger
Mr. Lichtenberger, age 71, has served as a Director and Chairman of the Nominating and Governance Committee since March 2005. Mr. Lichtenberger was the Chairman and Chief Executive Officer of Praxair, Inc. from 1992 until his retirement in 2000. From 1990 until 1992, he was President and Chief Operating Officer of Union Carbide Corporation. Mr. Lichtenberger also serves as a director of Arch Chemicals, Inc., Ingersoll-Rand Company Limited and AEA Investors, LLC.

Richard A. Michaelson
Mr. Michaelson, age 55, has served as a Director and Chairman of the Audit Committee since October 2004. Mr. Michaelson is the Chief Financial Officer of Life Sciences Research Inc., a contract research organization providing global outsourcing services to the pharmaceutical industry. Prior to his joining LSR in 1998, he was a partner in Focused Healthcare Partners, a healthcare investment company. Mr. Michaelson was the Chief Financial Officer of Unilab Corporation, California's largest provider of clinical laboratory services, from 1993 to 1997, and held a succession of senior management positions at MetPath (now Quest Diagnostics) between 1982 and 1993. Mr. Michaelson was a financial analyst at IBM from 1979 to 1982.
Class I Directors (term expires in 2008)
Jon M. Huntsman
Mr. Huntsman, age 69, has served as Chairman of the Board of Directors since October 2004. He has been Chairman of the Board of all Huntsman companies since he founded his first plastics company in 1970. Mr. Huntsman served as our Chief Executive Officer and all of our affiliated companies from 1970 to 2000. Mr. Huntsman is a director or manager, as applicable of Huntsman International LLC and certain of our other subsidiaries. In addition, Mr. Huntsman serves or has served as Chairman or as a member of numerous corporate, philanthropic and industry boards, including the American Red Cross, The Wharton School, University of Pennsylvania, Primary Children's Medical Center Foundation, the Chemical Manufacturers Association and the American Plastics Council. Mr. Huntsman was selected in 1994 as the chemical industry's top CEO for all businesses in Europe and North America and received the 2006 Chemical Industry Award. Mr. Huntsman formerly served as Special Assistant to the President of the United States and as Vice Chairman of the U.S. Chamber of Commerce. He is the Chairman and Founder of the Huntsman Cancer Institute. Mr. Huntsman is the father of our CEO, Peter R. Huntsman.
Marsha J. Evans
Ms. Evans, age 59, has served as a Director since August 2005. Ms. Evans served as President and Chief Executive Officer of The American Red Cross from August 2002 until December 2005. Ms. Evans previously served as the National Executive Director of Girl Scouts of the USA from 1998 until July 2002. She served with the United States Navy for 29 years, where she was commissioned ensign in 1968 and attained the rank of rear admiral before retiring in 1998. Prior to retirement, she served as superintendent of the Naval Postgraduate School in Monterey, California, and as director of the George C. Marshall European Center for Security Studies. Ms. Evans also serves as a director of Weight Watchers International, Inc., Lehman Brothers Holdings Inc. and Office Depot, Inc.

David J. Matlin
Mr. Matlin, age 45, has been a Director since October 2004. Mr. Matlin also serves as the Chief Executive Officer of MatlinPatterson Global Advisers LLC, a $3.8 billion private equity firm which he co-founded in 2002 in a spin-off from Credit Suisse First Boston. Prior to the formation of MatlinPatterson in 2002, Mr. Matlin was a Managing Director at Credit Suisse First Boston and the head of its Distressed Securities Group since its formation in 1994. Mr. Matlin also serves as a director of Goss International Corporation.
Christopher R. Pechock
Mr. Pechock, age 42, has been a Director since October 2004. Mr. Pechock has served as an investment partner of MatlinPatterson Global Advisers LLC since July 2002. Mr. Pechock was a Director of Credit Suisse First Boston's Distressed Securities Group from 1999 to 2002. Mr. Pechock has been active in investing in special situations for over 15 years. Mr. Pechock also serves as a director of Goss International Corporation.
Class II Directors (term expires in 2009)
Peter R. Huntsman
Mr. Huntsman, age 44, has served as a Director since October 2004. Mr. Huntsman also serves as President and Chief Executive Officer of our company. Prior to his appointment in July 2000 as Chief Executive Officer, Mr. Huntsman had served as President and Chief Operating Officer since 1994. In 1987, Mr. Huntsman joined Huntsman Polypropylene Corporation as Vice President before serving as Senior Vice President and General Manager. Mr. Huntsman has also served as President of Olympus Oil, as Senior Vice President of Huntsman Chemical Corporation and as a Senior Vice President of Huntsman Packaging Corporation, a former subsidiary of our company. Mr. Huntsman is a director or manager, as applicable of Huntsman International LLC and certain of our other subsidiaries. Mr. Huntsman is the son of our Chairman, Jon M. Huntsman.
Wayne A. Reaud
Mr. Reaud, age 59, has served as a Director and Chairman of the Compensation Committee since March 2005. Mr. Reaud is a trial lawyer and the founder of the law firm of Reaud, Morgan & Quinn. For over thirty years he has represented clients in significant cases involving personal injury, product and premises liability, toxic torts and business litigation. Mr. Reaud has handled first impression mass tort litigation involving asbestos premises liability claims, including the largest asbestos product liability class action lawsuit in the history of Texas courts. He also represented the State of Texas in its landmark litigation against the tobacco industry. Mr. Reaud currently serves as Chairman of the Board of the Beaumont Foundation of America and is President and serves as a Director of the Reaud Charitable Foundation. He is a Life Fellow of the Texas Bar Foundation and a Fellow of the International Society of Barristers. Mr. Reaud was chosen as the Most Distinguished Alumni of Texas Tech University Law School in 1998. He is listed in Best Lawyers in America.

Alvin V. Shoemaker
Mr. Shoemaker, age 68, has served as a Director since March 2005. Mr. Shoemaker has been a private investor since his retirement as Chairman of the Board of First Boston Corporation and First Boston, Inc. in 1989, a position he assumed in 1983. Mr. Shoemaker also serves as a director of Wynn Resorts Limited and Frontier Bank.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF
THE NOMINATED DIRECTORS

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee of the Board has appointed Deloitte & Touche LLP ("Deloitte & Touche") to serve as our independent registered public accounting firm and to audit our consolidated financial statements for 2007. Deloitte & Touche has served as our auditors since 1984. The Audit Committee has been advised by Deloitte & Touche that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche to stockholders for ratification.

        Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Accordingly under Delaware law, our Articles of Incorporation and our Bylaws, abstentions have the same legal effect as a vote against this proposal, but a broker non-vote is not counted for purposes of determining the number of shares represented in person or by proxy and entitled to vote at the Annual Meeting.

        If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

        One or more representatives of Deloitte & Touche are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

Fees Billed by Deloitte & Touche

        The following table shows the aggregate fees billed by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in each of the last two fiscal years for the services indicated (dollars in millions):

	2006	2005
Audit Fees	$17.0	$13.1
Audit-Related Fees	1.7	1.2
Tax Fees	4.9	4.5
All Other Fees	—	—

Total	$23.6	$18.8

        Audit Fees.    Fees for audit services include fees associated with annual audits, reviews of annual reports on Form 10-K and quarterly reports on Form 10-Q, statutory audits required internationally, services related to comfort letters and consents and assistance with other filings and public offering documents filed with the SEC.

        Audit-Related Fees.    Fees for audit-related services principally include due diligence in connection with acquisitions and related accounting consultations, compliance with financing arrangements and attest services that were not required by statute or regulation.

        Tax Fees.    Fees for tax services include tax compliance, tax advice and tax planning including, but not limited to, international tax compliance and advice, federal and state tax advice, mergers and acquisitions tax advice and assistance with the preparation of foreign tax returns (including expatriate tax return preparation).

        All Other Fees.    All other fees include fees for services not included in audit fees, audit-related fees and tax fees.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by Deloitte & Touche of certain audit and non-audit services. Deloitte & Touche may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved, by category, the performance by Deloitte & Touche of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chairperson the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes-Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche. Any pre-approval granted by the chairperson is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives an annual report detailing the prior year's expenditures consistent with the SEC's accountant fee disclosure requirements.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 16, 2007 (except as otherwise indicated) by:

  •
  each person or group that is known to us to beneficially own more than five percent of our common stock;

  •
  each director and each named executive officer (as defined in "Executive Compensation," below); and

  •
  all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
HMP Equity Trust(3)	129,776,387	58.6%
Huntsman Family Holdings Company LLC(3)	129,776,387	58.6%
MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P.(3, 4)	129,776,387	58.6%
Capital Group International, Inc.(5)	14,311,640	6.5%
Jon M. Huntsman(3)	129,776,387	58.6%
Nolan D. Archibald(6)	37,962	*
Marsha J. Evans(6)	41,947	*
Peter R. Huntsman(3, 6)	130,743,704	58.9%
H. William Lichtenberger(6)	56,947	*
David J. Matlin(3, 4)	129,776,387	58.6%
Richard A. Michaelson(6)	21,962	*
Christopher R. Pechock(3, 4)	129,776,387	58.6%
Wayne E. Reaud(6)	296,762	*
Alvin V. Shoemaker(6)	31,947	*
J. Kimo Esplin(6)	330,593	*
Samuel D. Scruggs(6)	341,693	*
Anthony P. Hankins(6)	192,793	*
Paul G. Hulme(6)	192,124	*
All directors and executive officers as a group (21 persons)(3, 6)	132,998,455	59.5%

*
Less than 1%

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 and such beneficial owner has sole voting and dispositive power over such shares.

(2)
Based upon an aggregate of 221,901,565 shares outstanding.

(3)
The beneficiaries of HMP Equity Trust are Huntsman Family Holdings Company LLC ("Huntsman Family Holdings") and MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P. (collectively, "MatlinPatterson"). Huntsman Family Holdings is controlled by Jon M. Huntsman. MatlinPatterson is controlled by David J. Matlin and Mark R. Patterson through MatlinPatterson Global Advisers LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Partners LLC, and MatlinPatterson LLC. Jon M. Huntsman, Peter R. Huntsman, Christopher R. Pechock and David J. Matlin share voting control of the shares of our common stock held by HMP Equity Trust. Specifically, Jon M. Huntsman and Peter R. Huntsman control the voting of the shares of our common stock held by HMP Equity Trust, provided however, that the shares will not be voted in favor of certain fundamental corporate actions without the consent of MatlinPatterson, through its representatives David J. Matlin and Christopher R. Pechock. Huntsman Family Holdings has investment power over the portion of the shares owned by HMP Equity Trust that are allocated to Huntsman Family Holdings' beneficial interest in HMP Equity Trust. MatlinPatterson has investment power over the portion of the shares owned by HMP Equity Trust that are allocated to MatlinPatterson's beneficial interest in HMP Equity Trust. Huntsman Family Holdings, Jon M. Huntsman and Peter R. Huntsman disclaim beneficial ownership of all of the shares owned by HMP Equity Trust that are allocated to MatlinPatterson's beneficial interest in HMP Equity Trust. David J. Matlin, Mark R. Patterson, Christopher R. Pechock and MatlinPatterson disclaim beneficial ownership of all of the shares owned by HMP Equity Trust that are allocated to Huntsman Family Holdings' beneficial interest in HMP Equity Trust.

(4)
The address of each of these beneficial owners is c/o MatlinPatterson Global Advisers LLC, 520 Madison Avenue, New York, New York 10022.

(5)
As reported in a Schedule 13G/A filed with the SEC on February 12, 2006, as of December 29, 2006, this beneficial owner had sole voting power over 10,496,900 shares, sole dispositive power over 14,311,640 shares and no shared voting or dispositive power. The shares beneficially owned include 115,940 shares resulting from the assumed conversion of 65,600 shares of our 5% mandatory convertible preferred stock. The address of this beneficial owner is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(6)
Includes shares that may be acquired through the exercise of stock units or stock options granted pursuant to our stock incentive plan that are exercisable within 60 days of March 16, 2007, as follows: Nolan D. Archibald—17,962; Marsha J. Evans—16,667; H. William Lichtenberger—16,667; Richard Michaelson—17,962; Wayne E. Reaud—17,962; Peter R. Huntsman—428,173; J. Kimo Esplin—136,207; Samuel D. Scruggs—136,207; Anthony P. Hankins—123,720; Paul G. Hulme—120,598; and all executive officers and directors as a group—1,477,588.

CORPORATE GOVERNANCE

Board Independence

        It is important to our company for investors to have confidence that the individuals serving as independent directors on our Board do not have a relationship with us that would impair their independence. Under the NYSE corporate governance rules, our Board must have a majority of independent directors. For a director to qualify as independent, our Board must affirmatively determine that the director has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. To assist it in making independence determinations, our Board has adopted independence definitions and standards which can be found on our website at www.huntsman.com. Under these standards, a director is not independent if:

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  The director is, or has been within the last three years, an employee of our company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our company.

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  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of ours is not considered for purposes of this standard.

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  (i) The director or an immediate family member is a current partner of a firm that is our internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

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  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee.

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  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

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  The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1 million, or 2% of such charitable or non-profit organization's consolidated gross revenues.

        On the basis of these standards, our Board has determined that Ms. Evans and Messrs. Archibald, Lichtenberger, Michaelson, Reaud and Shoemaker, who constitute a majority of our ten directors, are independent. The six independent directors comprise in full the membership of each standing Board committee described below.

        Wayne A. Reaud is a former partner of the law firm of Reaud, Morgan & Quinn. We pay Reaud, Morgan & Quinn an annual retainer of $200,000 for legal services.

Board Meetings

        Our Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Our Board met 11 times in 2006. During 2006, the non-management directors met in executive session four times and the independent directors met in executive session one time. During 2006, each director other than Mr. Lichtenberger attended at least 75% of the aggregate of:

  •
  the total number of meetings of the Board (held during the period for which such person has been a director); and

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  the total number of meetings held by all Board committees on which such person served (during the periods that such person served).

        During 2006, Mr. Lichtenberger attended eight meetings of the Board, including all of its regularly scheduled meetings, all meetings of the Nominating and Corporate Governance Committee and seven of the 11 meetings of the Audit Committee, including all of its regularly scheduled meetings.

Executive Sessions of the Board

        In accordance with our corporate governance guidelines, the non-management directors meet in executive session without management at each regularly scheduled Board meeting. Mr. Jon Huntsman, our Chairman of the Board, is the presiding director at these sessions. In addition, the independent directors meet in executive session at least once annually without those non-management directors who are not independent. At the beginning of each session, the independent directors choose a lead independent director to preside at the session.

Board Committees

        Our Board currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each of these committees has a written charter approved by the Board. These charters are available on our website at www.huntsman.com. We will also furnish copies of our charters to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

        The members of the committees are identified in the following table:

Audit	Compensation	Nominating and Corporate Governance
Richard A. Michaelson (Chair)	Wayne A. Reaud (Chair)	H. William Lichtenberger (Chair)
H. William Lichtenberger	Nolan D. Archibald	Marsha J. Evans
Alvin V. Shoemaker	Alvin V. Shoemaker	Richard A. Michaelson

        Audit Committee.    The Audit Committee has been established to assist the Board in monitoring:

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  the integrity of our financial statements;

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  our independent registered public accounting firm's qualifications and independence;

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  the performance of our internal audit function and independent registered public accounting firm; and

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  our compliance with legal and regulatory requirements applicable to financial and disclosure matters.

        The Audit Committee has sole responsibility for the appointment, retention and termination of the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. Our Board has determined that each member of the Audit Committee qualifies as independent under Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Our Board has also determined that Mr. Michaelson, the Chairman of the Audit Committee, qualifies as an "audit committee financial expert" as defined by the regulations of the SEC. No member of the Audit Committee serves on more than three public company audit committees. The Audit Committee held 11 meetings in 2006. The report of the Audit Committee appears under the heading "Report of the Audit Committee of the Board," below.

        Compensation Committee.    The Compensation Committee's function is to support the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. In this regard, the Board and Compensation Committee seek to align total compensation for the Chief Executive Officer and other senior executives with the long-term interests of stockholders. The Compensation Committee also oversees our incentive and equity-based compensation plans. The Compensation Committee held four meetings in 2006. The report of the Compensation Committee appears under the heading "Compensation Committee Report," below.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the "Governance Committee") is appointed by the Board to ensure that the Board governance system performs well. The duties of the Governance Committee include:

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  annually reviewing and reassessing the adequacy of our corporate governance guidelines,

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  monitoring director independence;

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  managing the Board's annual evaluation process;

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  assessing the appropriate balance of skills, characteristics and perspectives required for an effective Board;

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  identifying, screening and recommending qualified director candidates;

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  periodically reassessing the adequacy of the Board's size;

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  overseeing succession planning for our Chief Executive Officer; and

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  overseeing our corporate compliance program.

The Governance Committee held four meetings in 2006.

Director Nomination Process

        The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third-party search consultants to identify director candidates. The Governance Committee will also consider stockholder recommendations for candidates for the Board, which should be sent to the Governance Committee, c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or to CorporateSecretary@huntsman.com and should include the recommended candidate's name, biographical data and qualifications.

        The Governance Committee's minimum qualifications and specific qualities and skills required for directors are set forth in Section I of our Corporate Governance Guidelines, which are available on our website at www.huntsman.com. The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

Stockholder Communications Policy

        Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors, the presiding director or the lead independent director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or by sending an email specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.

Review and Approval of Transactions with Related Persons

        Effective as of February 1, 2007, the Board adopted a policy and the procedures for review, approval and monitoring of transactions involving our company and "related persons" (directors, executive officers, shareholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any related person transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

        Related person transactions must be approved by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, our interests. In evaluating the transaction, the Committee will consider all relevant factors, including as applicable (i) the benefit to us in entering into the transaction; (ii) the alternatives to entering into a related person transaction; and (iii) whether the transaction is on terms comparable to those available to third parties.

        If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

        Please review the related person transactions described in this proxy statement under the heading "Certain Relationships and Related Transactions." The Committee approved the RBF Holdings LLC transaction in accordance with the policy and continues to monitor the other arrangements described in that section consistent with the above policy although such arrangements had been entered into prior to the policy's adoption.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee has at any time been an officer or employee of ours and none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

        Among other matters, the guidelines include the following:

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  Membership on the Board will be made of up a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE.

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  Each regularly scheduled Board meeting will include an executive session of the non-management directors.

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  The independent directors will meet in executive session at least once annually.

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  The Board and its committees each conduct an annual self-evaluation.

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  Non-management directors are not permitted to serve as a director for more than three other public companies.

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  Our Chief Executive Officer is not permitted to serve as a director for more than two other public companies.

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  Directors are expected to attend all meetings of the Board and of the committees of which they are members.

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  Directors are required to offer their resignation upon a change in their principal occupation.

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  Directors should function consistent with the highest level of professional ethics and integrity.

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  To effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Financial Code of Ethics and Business Conduct Guidelines

        Our Board has adopted a Financial Code of Ethics for Senior Financial Officers. This code of ethics applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. Among other matters, this code of ethics is designed to promote:

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  honest and ethical conduct;

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  avoidance of conflicts of interest;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

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  compliance with applicable governmental laws and regulations and stock exchange rules;

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  prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

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  accountability for adherence to the code.

        In addition, the Board has adopted our Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

Director Attendance at the Annual Meeting of Stockholders

        We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. In 2006, all of the then-current directors attended our annual meeting in person, other than Mr. Shoemaker who was unable to attend due to a conflicting committment. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meeting should be strongly encouraged, but is not required.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

        Our executive compensation programs are designed to attract, motivate and retain executives critical to our long-term success and the creation of stockholder value. Our fundamental compensation philosophy is to closely link executive officers' total compensation with the achievement of annual and long-term performance goals and that performance should have a significant impact on compensation. Management and the Compensation Committee believe that compensation decisions are complex and best made after a careful review of individual and company performance and chemical and general industry compensation levels. The Committee awards compensation to our executive officers that is based upon our overall, business division and individual performance and that is designed to motivate them to achieve strategic objectives and to continue to perform at the highest levels in the future.

        Based on the objectives described above, we strive to set a total compensation opportunity within range of the median of the total direct compensation paid to similarly situated executives at comparable companies, against whom we compete both in the chemical industry marketplace, and in the broader market for executive, key employee, and outside director talent. Actual compensation may be above or below the median based on the actual performance of our company and the individual, with the opportunity to achieve upper quartile compensation based on superior performance. This approach is intended to ensure that a significant portion of executive compensation is based on our financial and strategic performance.

Roles and Responsibilities

        Each of the Compensation Committee, management, and an independent compensation consultant retained by the Compensation Committee is involved in the development, review and evaluation, and approval of our executive compensation programs. In general, the roles are discussed below; additional details regarding the roles of each are addressed in the discussion of the "Annual Review of Executive Compensation."

        Management.    Our management sets our strategic direction and strives to design and develop compensation programs that motivate executives' behaviors consistent with strategic objectives. In collaboration with the Compensation Committee and the compensation consultant, management coordinates the annual review of the compensation programs for the executive officers. This includes an evaluation of individual and our overall performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, management makes recommendations to the Compensation Committee regarding the compensation of each of the executive officers, other than the Chief Executive Officer.

        Compensation Committee.    The Compensation Committee of the Board has overall responsibility for the approval of programs that are reasonable, consistent with our stated compensation philosophy and support our business goals and objectives. The Board established the Compensation Committee in February 2005 at the time of our initial public offering, and the current members of the Committee were appointed in March 2005. The Committee consists of three directors, each of whom is independent within the meaning of the current rules of the NYSE: Messrs. Wayne A. Reaud (Chairman), Nolan D. Archibald, and Alvin V. Shoemaker.

        The Committee has authority and responsibility for the review, evaluation and approval of the compensation structure and level for all of our executive officers. This includes the articulation of a compensation philosophy, and policies and plans covering our executive officers. The Committee also conducts an annual review and approval of the Chief Executive Officer's annual compensation, including an evaluation of his performance, corporate goals and objectives relevant to his compensation, and his compensation under various circumstances, including upon retirement and upon a change in control.

        The Committee operates pursuant to a charter, which is available on the Company's website at www.huntsman.com. Under its charter, the stated purposes of the Compensation Committee are:

  •
  To review, evaluate, and approve our compensation agreements, incentive-compensation and equity-based plans, policies and programs;

  •
  To produce a report on executive compensation each year and to publish the report in our proxy statement for the annual meeting of our stockholders;

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  To otherwise discharge the Board's responsibilities relating to compensation of our officers and directors; and

  •
  To perform such other functions as the Board may assign to the Compensation Committee from time to time.

        The Compensation Committee typically meets four times each year to address various compensation issues and processes. Each Compensation Committee meeting usually includes an executive session without members of management present. The Compensation Committee met four times during 2006, and each meeting included an executive session. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.

        Compensation Consultant.    The Compensation Committee retains the services of a compensation consultant who is hired by, and reports to, the Committee. The role of the consultant is to advise management in the executive compensation design process, provide independent compensation data and analysis to facilitate the annual review of the programs, and advise the Compensation Committee in their oversight role. The compensation consultant, who is a Principal at Towers Perrin, attends Compensation Committee meetings as needed; during 2006, the compensation consultant attended three meetings.

        Examples of projects that may be assigned to the consultant include:

  •
  Evaluate the composition of the peer group of companies,

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  Evaluate levels of executive compensation as compared to peer companies' compensation data and to the general market compensation data,

  •
  Evaluate proposed compensation programs or changes to existing programs, including the links between pay and performance,

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  Evaluate Board of Directors compensation,

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  Discuss trends and best practices in compensation design and disclosure,

  •
  Assist in designing compensation governance policies, and

  •
  Advise on the technical and regulatory issues that impact the compensation programs.

        In order to ensure the continued independence of the compensation consultant, the full Board is made aware of all other services performed by the compensation consultant for our company. Other services provided by Towers Perrin include U.S. and global actuarial services, health and welfare consulting, and various other services.

Annual Review of Executive Compensation

        Our management and the Compensation Committee strive to maintain an executive compensation program that is structured to provide executive officers with a total compensation package that, at expected levels of performance, is competitive with those provided to other executives holding comparable positions or having similar qualifications in other similarly situated organizations in the chemical industry and the general market. This is achieved by the preparation of an annual review of the compensation of each of the Company's executive officers.

        In preparation of the annual review, the compensation consultant conducts competitive compensation analyses using several sources of data. Proxy statements filed by our chemical industry peer companies are specifically utilized in evaluating compensation levels of the executive officers, particularly the named executive officers. (Additional information regarding the peer group of companies is provided below). We also utilize nationally recognized compensation surveys to assess the competitiveness of executive compensation. Specific survey benchmark matches are identified for each executive officer position.

        Based on competitive market data gathered from peer proxy statements and published surveys, the consultant prepares a report to the Compensation Committee. In addition, we provide the Committee with a report providing each executive officer's total compensation, equity holdings and merit history for the prior three years and includes management's recommendations regarding the appropriate compensation for each of the executive officers (other than the Chief Executive Officer). After reviewing these materials, the Compensation Committee evaluates the executive's performance through review of objective results, reports from other senior management and, in some cases, personal observation. The Compensation Committee takes into account this evaluation and considers our needs to arrive at individual compensation decisions.

        In making its decisions on each executive officer's compensation, the Compensation Committee considers the nature and scope of all elements of the executive's total compensation package, the executive's responsibilities, and his or her effectiveness in supporting our key strategic, operational and financial goals. The Compensation Committee also considers recommendations from the Chief Executive Officer regarding total compensation for those executive officers reporting directly to him.

        The Compensation Committee believes that input from both management and the consultant provide useful information and points of view to assist the Compensation Committee to determine its own views on compensation. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of our executive officers from both the consultant and management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

Compensation Peer Group

        In determining the appropriate amount for each element of the total direct compensation (base salary, annual incentives, and long-term incentives), the Compensation Committee considers the compensation paid for similar positions at other corporations within a peer group of companies prior to determining the executive officers' compensation. The peer group is comprised of companies against which we compete in the global chemical industry for executive, key employee, and outside director talent. The selected peer companies fall within a range (both above and below us) of comparison factors such as revenue, market capitalization and net income. The list of companies that comprise the peer group was developed from prior peer groups we used, modified based on suggestions from the consultant, and finalized based on input from our management and the Chairman of the Compensation Committee. Some variation may take place from year to year in the composition of this group based on an analysis provided by Towers Perrin that is reviewed for appropriateness by the Compensation Committee. The current peer group is comprised of the following thirteen companies:

3M Company	Monsanto Chemical Company
Air Products and Chemicals Incorporated	OM Group Incorporated
Avery Dennison Corporation	PPG Industries Incorporated
Dow Chemical Company	Praxair Incorporated
EI Du Pont de Nemours and Company	Rohm and Haas Company
Eastman Chemical Company	Sherwin-Williams Company
Lyondell Chemical Company

        This competitive market data provides a frame of reference for the Compensation Committee when evaluating executive compensation. In addition to the peer group noted above, nationally recognized compensation surveys are also used to assess the broader market competitiveness of our executive compensation.

Mix of Compensation

        Our executive compensation program is composed of three key elements—base salary, an annual incentive bonus, and equity-based compensation—which represent an executive officer's total direct compensation (excluding benefits and perquisites). The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and our objectives, as well as preserve the flexibility to respond to the continually changing global environment in which we operate. Generally, as employees move to higher levels of responsibility with greater ability to influence our results, the percentage of performance-based pay will increase. The Compensation Committee's goal is to strike the appropriate balance between annual and long-term incentives, and it may adjust the allocation of pay to best support our objectives. For 2006, the mix of these three elements for each of the named executive officers is illustrated in the following chart:

Percent of Total Direct Compensation

Officer	Base Salary	Annual & Non- Equity Incentive Compensation	Long-Term Incentive Awards(1)
Peter Huntsman	17%	28%	55%
Kimo Esplin	15%	45%	40%
Samuel Scruggs	13%	46%	41%
Anthony Hankins	19%	54%	27%
Paul Hulme	19%	56%	25%

(1)
Based on the FAS 123(R) grant date fair value of restricted stock and stock options granted in 2006.

        The mixture of pay elements noted above represents the belief that executive officers should have elements of their compensation tied to both short and long term objectives. This pay mixture is the result of our historical pay practices, management recommendations, and Compensation Committee determinations.

Elements of Executive Compensation

        The key elements of direct compensation for the executive officers are base salary, an annual incentive bonus, special project bonuses such as our Cost Reduction Incentive Plan, and equity-based compensation, typically delivered through stock options and restricted stock. Executive officers also are eligible for other elements of indirect compensation, comprised of health and welfare benefits, retirement and savings plans, and certain perquisites. The Compensation Committee considers each of these elements when evaluating the overall compensation program design.

        Annual Base Salary.    The Compensation Committee establishes base salaries that are sufficient to attract and retain individuals with the qualities it believes are necessary for our long-term financial success and that are competitive in the marketplace.

        An executive officer's base salary generally reflects the officer's responsibilities, tenure, job performance, special circumstances such as overseas assignments, and direct competition for the executive's services. The Compensation Committee reviews the base salaries of each executive officer, including the Chief Executive Officer, on an annual basis. In addition to these annual reviews, the Committee may at any time review the salary of an executive who has received a significant promotion, whose responsibilities have been increased significantly, or who is the object of competitive pressure. Any adjustments are based on the results of the annual review of market salary data, increases in the cost of living, job performance of the executive officer over time, and the expansion of duties and responsibilities, if any. No pre-determined weight or emphasis is placed on any one of these factors.

        In general, the Committee targets the base salary levels of the Chief Executive Officer and other executive officers within the range of the 50th percentile of base salaries for comparable executive positions at key competitors. Adjustment of an individual executive officer's actual base salary above the range of the 50th percentile of this reference group would generally be based upon:

  •
  Achieving or exceeding key business objectives;

  •
  Highly developed individual skills critical to the Company;

  •
  Demonstrating an ability to positively impact stockholder value;

  •
  Consistently superior levels of performance; and

  •
  Experience and level of responsibility.

During 2006, the Committee approved increases to the base salaries of the named executive officers by 3.6%.

        Annual Incentive Awards.    Annual incentive compensation enables executive officers and other key employees of the Company to earn annual cash bonuses for meeting or exceeding our financial goals as well as for individual performance.

        The potential payments available under the annual incentive program for the named executive officers depend on the attainment of performance goals recommended by management and approved by the Compensation Committee at the beginning of each year. In addition to these awards, the Compensation Committee may approve additional bonuses following a subjective evaluation of an executive officer's performance and success in areas deemed to be significant to us as a whole or to a particular business unit or function.

        For executive officers, our annual incentive compensation program provides for target opportunities generally in the range of 50% to 80% of base salary with maximum bonus potential set at 1.5 times the applicable target percentage. Individual awards reflect both group performance and individual contributions to our success.

        The following table summarizes the bonus targets, performance components, and corresponding weightings for each of our named executive officers.

Officer	Bonus Target (% of Base Salary)	Award Payout Range (% of Bonus Target)	Performance Components(1)	Weightings
Peter Huntsman	80%	0-150%	Corporate EBITDA Compliance, Debt Reduction, Committee Evaluation	60.0 40.0	% %
Kimo Esplin	60%	0-150%	Corporate EBITDA EH&S, SOX Compliance Personal Performance	45.0 20.0 35.0	% % %
Samuel Scruggs	60%	0-150%	Corporate EBITDA EH&S, SOX Compliance Personal Performance	45.0 20.0 35.0	% % %
Anthony Hankins	60%	0-150%	Corporate EBITDA Divisional EBITDA EH&S, SOX Compliance Personal Performance	20.0 30.0 20.0 30.0	% % % %
Paul Hulme	60%	0-150%	Corporate EBITDA Divisional EBITDA EH&S, SOX Compliance Strategic Initiatives Personal Performance	20.0 20.0 20.0 26.6 13.4	% % % % %

(1)
Personal performance reflects a subjective assessment for each of the named executive officers. The CEO provides the Compensation Committee with recommendations for each of the other named executive officers, and the Committee conducts an assessment of the CEO's personal performance.

        These performance measures were selected for use in the annual incentive because of their importance to the value of our operations. In particular, the Compensation Committee believes that EBITDA is an appropriate measure for the primary financial goal to align the interests of management with the interests of our stockholders. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, our management believes this type of measurement is useful for comparing general operating performance from period to period. All executive officers have compliance objectives (Sarbanes-Oxley (SOX) and/or Environmental, Health and Safety) in additional to their individual strategic objectives.

        In February 2006, the Compensation Committee established threshold, target, and maximum performance goals for each of the performance measures to be achieved by Huntsman and its divisions during 2006. For the purposes of our EBITDA, the target was established at $1.45 billion with a threshold set at $1.087 billion and a maximum payout possible at $1.624 billion.

        During 2006, achievement against our EBITDA was approximately 91% of target. Bonuses for the named executive officers resulted in the range of 51% to 60% of base salary.

        For additional information regarding the metrics applicable to our Chief Executive Officer, see "Compensation of the Chief Executive Officer" below.

        The bonuses for 2006 for the Chief Executive Officer and other named executive officers are disclosed in the "Bonus" column of the Summary Compensation Table.

        Cost Reduction Incentive Plan.    In connection with our efforts to reduce fixed costs, the Board adopted the Huntsman Cost Reduction Incentive Plan in 2005. The plan was implemented as a temporary compensation device with the intent of encouraging key employees to reduce fixed costs by providing incentive pay based upon the reduction in fixed costs for 2005 and 2006 relative to fixed costs for 2002. There were approximately 61 participants in the plan, including the Chairman of the Board and all the executive officers.

        Plan participants were eligible to receive an award payment if, in addition to certain employment qualifications, the fixed costs for 2006 were at least $150 million less than the fixed costs for 2002. The actual fixed costs in 2006 were $198 million below 2002 fixed costs. As a result, the plan funded a payout to participants at 99% of target.

        Long-Term Compensation.    We provide executives with long-term compensation through the Huntsman Corporation Stock Incentive Plan (the "SIP"), which was approved by our shareholders prior to our initial public offering. The SIP is intended to encourage employees, consultants, and directors to acquire or increase their equity interest in our company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success. The SIP also encourages this group to remain with and devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. The SIP also enhances our ability to attract and retain the services of individuals who are essential for our growth and profitability.

        The SIP permits the grant of a variety of stock and stock-based awards, which are granted according to a pre-determined schedule developed by management and the Committee and approved by the Committee during the first quarter of each year. Pursuant to this schedule, grants of equity-based awards are typically made during the first quarter. On March 1, 2006, the Compensation Committee approved the following equity awards to the CEO and other named executive officers:

Officer	Stock Options(1)	Restricted Stock(2)	Total Shares(3)
Peter Huntsman	374,618	103,657	478,275
Kimo Esplin	93,655	25,914	119,569
Samuel Scruggs	93,655	25,914	119,569
Anthony Hankins	56,193	15,549	71,742
Paul Hulme	46,827	12,957	59,784

(1)
The number of stock options awarded was based on the Black-Scholes valuation model.

(2)
The number of restricted shares awarded and the exercise price of the stock options awarded were based on the fair market value of our common stock as of the date of grant, which was $20.50.

(3)
Additional details regarding these grants are provided in the equity grant tables below.

        The named executive officers were granted a total of 848,939 shares—664,948 stock options and 183,991 shares of restricted stock. Additional details regarding the terms of these grants are provided in various tables below.

        Health and Welfare Benefits.    We provide our executive officers with benefits that are intended to be a part of a competitive total compensation package that provides health and welfare and retirement programs comparable to those provided to employees and executives at other companies in the chemicals industry. Executive officers participate in our health and welfare programs on the same relative basis as our other employees.

        Retirement and Savings Plans.    We provide our executive officers with benefits that are intended to be a part of a competitive total compensation package that provides retirement and savings programs comparable to those provided to employees and executives at other companies in chemical industry and the general market. The benefit plan descriptions below and accompanying the tables provided in the "Summary Compensation Table", "Pension Benefits Table", and "Nonqualified Deferred Compensation Table" provide an explanation of the major features of our employee benefit plans. Executive officers participate in our qualified retirement and savings plans on the same relative basis as other employees.

        In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the "Huntsman Pension Plan"), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plans as of June 30, 2004 were used to calculate opening cash balance accounts. Of our named executive officers, Messrs. Peter Huntsman, Esplin and Scruggs were participants in the Huntsman Pension Plan in 2006.

        We also sponsor retirement benefit plans for employees in our operations in Belgium and the U.K. through the Huntsman Pension Fund OVV in Belgium (the "Huntsman Belgium Pension Fund") and the Huntsman Pension Scheme in the U.K., respectively. In addition, we sponsor the International Pension Plan, which is a non-registered plan designed to protect the pension benefits of employees whose service involves participation in pension plans in more than one country. Of our named executive officers, Messrs. Hulme and Hankins participate in the Huntsman Pension Scheme in the U.K., and Mr. Hulme participates in both the Huntsman Belgium Pension Fund and in the International Pension Plan.

        The Huntsman SERP is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our named executive officers, Messrs. Peter Huntsman, Esplin, and Scruggs were participants in the Huntsman SERP in 2006. The compensation taken into account for these named executive officers under the Huntsman SERP includes amounts in excess of the qualified plan limitations. The Huntsman SERP benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus bonus, and (2) the benefit determined using base salary plus bonus as limited by federal regulations.

        We provide executive officers the opportunity to participate in four defined contribution savings plans: the Salary Deferral Plan, the Supplemental Savings Plan, the Money Purchase Pension Plan and the Supplemental Executive MPP Plan. All of our named executive officers are participants in each of these savings plans, with the exception of Mr. Hulme.

        The Salary Deferral Plan (the "401(k) Plan") is a tax-qualified broad-based employee savings plan; employee contributions up to 25% of base salary and annual incentive bonuses are permitted up to dollar limits established annually by the Internal Revenue Service ("IRS"). Details regarding the 401(k) Plan are provided in the discussion of Pension Benefits and related tables.

        The Supplemental Savings Plan allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual incentive award bonuses. The Huntsman Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation that can be counted and amounts that can be allocated to accounts within the 401(k) Plan.

        The Money Purchase Pension Plan (the "MPP") is a tax-qualified broad-based employee savings plan. Our contributions vary by service: 1/2% of compensation for 3 to 6 years of service, 3% of compensation for 7 to 9 years of service, and 8% of compensation for 10+ years of service, subject to IRS limits. Employees can direct the investments for their accounts.

        The Supplemental Executive MPP Plan (the "SEMPP") is a non-qualified plan for senior executives' that provides for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination without reasonable cause. The SEMPP permits distributions following termination of employment as a lump sum, life annuity, joint & survivor annuity or monthly installments over period not more than 10 years.

  Perquisites.

          Foreign Assignment Policy—We maintain a comprehensive expatriation program to address the range of financial implications associated with international assignments. This program provides assistance in the form of education and language support, housing allowances, transportation of personal belongings, tax equalization, and international living or hardship allowances when deemed appropriate. Of our named executive officers, Messrs. Hulme and Hankins participate in the expatriation program.

          Aircraft Use Policy—In August 2005, the Board adopted an Aircraft Use Policy. Under the Policy, the Chairman of the Board, Chief Executive Officer, any Executive Vice President and any Division President may have personal use of company aircraft to the extent that such person pays for the costs of such use pursuant to an aircraft time sharing agreement. Notwithstanding the foregoing, the Committee may permit the Chairman of the Board and the Chief Executive Officer to have personal use of company aircraft without cost; provided that the Committee may limit such use in any given calendar year to a specified dollar amount. For 2006, such use by the Chairman of the Board was limited to $400,000 and such use by the Chief Executive Officer was unlimited. The Chairman's allowance was increased to its current level from $250,000 during 2006 and was based on personal safety and travel efficiency considerations. In addition, we make gross-up payments to the Chairman of the Board and the Chief Executive Officer in amounts equal to the out-of-pocket tax obligations resulting from their personal use of company aircraft without cost. If income is required to be imputed to any person for use of the corporate aircraft in a situation where such use has a business purpose under the Policy, we will make gross-up payments to such person in amounts equal to the out-of-pocket tax obligations resulting from such use.

          Company Car—We provide executive officers with leased vehicles for business use, which the executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of this company provided transportation.

          Employment Agreements. We currently have employment agreements with two of our named executive officers, Messrs. Hulme and Hankins. Generally, we do not maintain employment agreements with executive officers. The primary purpose of these employment agreements is to provide certain executive officers with a personal assurance of their treatment following the completion of their expatriate assignments.

        Mr. Hulme is party to an employment agreement with our subsidiary Huntsman Advanced Materials (Europe) BVBA, which is subject to annual renewal. This agreement defines the initial elements of Mr. Hulme's compensation package, including base salary and a performance-based bonus, and provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of his annual salary.

        Effective November 1, 2000, Mr. Hankins entered into an agreement with our subsidiary Huntsman Polyurethanes Americas detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. This agreement defines the initial elements of Mr. Hankins' compensation package, including base salary and a performance-based bonus, and provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of his annual salary.

Compensation of the Chief Executive Officer

        In connection with the review of the Chief Executive Officer's annual salary in October 2005, the Compensation Committee asked its independent compensation consultant to perform a comprehensive competitive analysis of the total direct compensation program of Huntsman's Chief Executive Officer. The study compared the value of Mr. Huntsman's total direct compensation to the corresponding opportunities extended to chief executive officers within the peer group of companies. Studies have also been conducted to assess the competitiveness of retirement and other benefit programs in which Mr. Huntsman is eligible to participate.

        For 2006, Mr. Huntsman's base salary was $1,464,500. His award under the annual incentive compensation program was $878,000 and his Cost Reduction Incentive Plan award was $1,453,452. When viewed in combination, his 2006 base salary plus actual annual incentive compensation is within range of the 50th percentile for peer level positions in the market. For 2006, Mr. Huntsman's bonus eligibility was targeted at 80% of his base salary up to a maximum of 120% of his base salary. Mr. Huntsman's bonus metrics and weightings are Company EBITDA (60%) and compliance, debt reduction, and Board performance evaluation (40%). In addition, we granted Mr. Huntsman 374,618 stock options and 103,657 shares of restricted stock.

Equity Ownership Policy

        The Board has adopted Executive Stock Ownership Guidelines, which apply to our executive officers, including our Chief Executive Officer and the other named executive officers. The Guidelines require executive officers to achieve and maintain ownership levels of Huntsman stock equal to five times base salary for the Chief Executive Officer and two times base salary for other executive officers. Once established, an executive officer's required ownership level generally does not change as a result of changes in annual base salary or fluctuations in our common stock price. Shares that count towards satisfaction of the Guidelines include:

  •
  Shares owned outright by the executive officer or his or her immediate family members residing in the same household;

  •
  Restricted stock issued as part of an executive officer's long-term compensation whether or not vested; and

  •
  Shares acquired upon option exercise that the executive officer continues to hold.

        Executive officers are required to achieve their specified ownership levels within five years. Until these levels are achieved, executive officers are required to retain at least 50% of net shares delivered through our executive compensation plans ("net shares" means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for the exercise price of stock options). Shares acquired by an executive officer prior to the adoption of the Executive Stock Ownership Guidelines are not subject to the retention restriction. Once achieved, the specified ownership level must be maintained for as long as the executive officer is subject to the Guidelines. Exclusions for estate planning, gifts to charity, education and primary residence apply to the retention requirement. However, exclusions do not affect the requirement that executive officers achieve their specified ownership levels within the five-year period. In addition, hardship exemptions may be available in rare instances. A copy of the Executive Stock Ownership Guidelines is available on our website at www.huntsman.com.

        All of the named executive officers are in compliance with the equity ownership policy. The following table provides the minimum share ownership target of each named executive officer and the percentage of the ownership guideline achieved by the officer as of the record date:

Executive Officer	Ownership Multiple	Ownership Target	% of Guideline Achieved(1)
Peter Huntsman	5x	$7,068,000	100%
Kimo Esplin	2x	$873,600	100%
Anthony Hankins	2x	$931,500	100%
Samuel Scruggs	2x	$728,400	100%
Paul Hulme	2x	$830,544	100%

(1)
Based on the value of shares beneficially owned on December 31, 2006, and the closing price of our common stock on the last trading day of 2006.

Accounting and Tax Treatments of the Elements of Compensation

        We account for stock-based awards, including stock options and restricted stock awards, as provided in FAS123(R).

        The Compensation Committee considers the potential impact of IRC Section 162(m) on compensation decisions. Section 162(m) disallows a tax deduction by us for individual executive compensation exceeding $1 million in any taxable year for our Chief Executive Officer and the other four highest compensated senior executive officers, other than compensation that is performance-based under a plan that is approved by our stockholders and that meets certain other technical requirements. The Committee's approach with respect to qualifying compensation paid to executive officers for tax deductibility purposes is that executive compensation plans will generally be designed considering a number of factors, including tax deductibility. However, non-deductible compensation may still be paid to executive officers when necessary for competitive reasons, to attract or retain a key executive, to enable us to retain flexibility in maximizing our pay for performance philosophy, or where achieving maximum tax deductibility would not be in our best interest.

Post-Employment Compensation

        Executive Severance Plan.    Under the Huntsman Executive Severance Plan (the "Severance Plan"), if a participant's employment is terminated without reasonable cause, or the participant terminates employment for good reason, we will provide the participant with severance benefits in the form of a cash payment, health care continuation, and outplacement services.

        The amount of the cash payment will be: (a) for a participant with a title of Senior Vice President or higher, an amount equal to two times the participant's base compensation at termination; and (b) for a participant with a title of Vice President, an amount equal to one and one-half times the participant's base compensation at termination. Health care continuation will continue for the participant and his or her covered dependents for the period of time determined by dividing the cash payment received by the participant by the participant's base compensation at termination. Outplacement services will be provided: (y) for a period of 12 months following termination, for participants with a title of Senior Vice President or higher; and (z) for a period of six months following termination, for participants with a title of Vice President.

        Stock Incentive Plan.    If there is a change in our control, the Compensation Committee may provide for:

  •
  Assumption by the successor company of an award, or the substitution therefore of similar options, rights or awards with respect to the stock of the successor company;

  •
  Acceleration of the vesting of all or any portion of an award;

  •
  Changing the period of time during which vested awards may be exercised (for example, but not by way of limitation, by requiring that unexercised, vested awards terminate upon consummation of the change of control);

  •
  Payment of substantially equivalent value in exchange for the cancellation of an award; and/or

  •
  Issuance of substitute awards of substantially equivalent value.

        Huntsman Supplemental Savings Plan.    Upon a change in control (as defined in the Huntsman Supplemental Savings Plan), participants will receive the present value of the benefits payable to them under this plan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed Huntsman's Compensation Discussion and Analysis for the fiscal year ended December 31, 2006 with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

  COMPENSATION COMMITTEE

  Wayne A. Reaud, Chair
  Nolan D. Archibald
  Alvin V. Shoemaker

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information concerning compensation earned in the fiscal year ended December 31, 2006, by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers at the end of 2006. We refer to these five persons collectively as "named executive officers." Our compensation policies are discussed above under the heading "Compensation Discussion and Analysis."

Name and Principal Position	Year	Salary	Bonus	Stock awards(1)	Option awards(2)	Non-equity incentive plan compensation(3)	Change in pension value and nonqualified deferred compensation earnings(4)	All other compensation(5)	Total
Peter R. Huntsman President, CEO, and Director	2006	$1,451,775	$878,000	$1,638,889	$1,796,861	$1,453,452	$690,754	$38,231	$7,947,962
J. Kimo Esplin Executive VP and CFO	2006	$448,650	$246,000	$513,889	$553,389	$1,065,865	$176,336	$9,902	$3,014,031
Samuel D. Scruggs Executive VP and General Counsel	2006	$374,025	$205,100	$513,889	$553,389	$1,065,865	$213,899	$5,947	$2,932,114
Anthony P. Hankins Division President, Polyurethanes	2006	$478,313	$279,300	$458,333	$482,028	$1,065,865	$529,464	$172,530	$3,465,833
Paul G. Hulme Division President, Materials and Effects	2006	$395,254	$224,500	$444,444	$464,167	$1,065,865	$453,805	$315,929	$3,363,964

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock granted in 2006 as well as prior fiscal years in accordance with SFAS 123R. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. For purposes of the restricted stock awards, fair value is initially calculated using the closing price of our stock on the date of grant. Restricted stock expenses for each of Messrs. Huntsman, Esplin, Scruggs, Hankins and Hulme included $1,083,333, $375,000, $375,000, $375,00 and $375,000, respectively during 2005, and $555,556, $138,889, $138,889, $83,333 and $69,444, respectively during 2006. For additional information regarding 2006 restricted stock expenses, refer to note 24 of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2006, refer to the note on Other Stock-Related information for our financial statements in the Form 10-K for the respective year-end. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executives in 2006 as well as prior fiscal years in accordance with SFAS 123R. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Option expenses for each of Messrs. Huntsman, Esplin, Scruggs, Hankins and Hulme included $1,083,333, $375,000, $375,000, $375,00 and $375,000, respectively during 2005, and $713,528, $178,389, $178,389, $107,028 and $89,167, respectively during 2006. For additional information on the valuation assumptions with respect to the 2006 grants, refer to note 24 of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. For information on the valuation assumptions with respect to grants made during 2005, refer to the note on "Other Stock-Related Information" for our financial statements in the Form 10-K for the year ended December 31, 2005. See the "Grants of Plan-Based Awards in Fiscal 2006" for information on options granted in 2006. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)
These amounts represent final earnings from our Cost Reduction Incentive Plan.

(4)
This column represents the sum of the change in pension value and non-qualified deferred compensation earnings in 2006 for each of the named executive officers. The change in pension value was $599,626, $115,355, $105,083, $488,018 and $453,805 for each of Messrs. Huntsman, Esplin, Scruggs, Hankins and Hulme, respectively. See the "Pension Benefits in Fiscal 2006" for additional information, including the present value assumptions used in this calculation. The earnings on the non-qualified deferred compensation plans in which the named executive officers participate were $91,128, $60,981, $108,816, and $41,446 for each of Messrs. Huntsman, Esplin, Scruggs and Hankins, respectively. None of the named executive officers had above-market or preferential earnings on non-qualified deferred compensation. See "Nonqualified Deferred Compensation in Fiscal 2006" for additional information.

(5)
Unless otherwise indicated, the aggregate amount of perquisites and other personal benefits, securities or property given to each named executive officer valued on the basis of aggregate incremental cost to us was less than $10,000. The amount reflected for Mr. Huntsman includes $23,292 for personal aircraft use and $13,359 in associated tax grossups. The amount reflected for Mr. Hankins includes $50,172 in housing allowances and $10,570 in associated tax grossups, $19,131 in housing costs, $43,578 for associated foreign assignment costs, $14,974 for tax equalization, and $32,855 in other tax grossups. The amount reflected for Mr. Hulme includes $229,308 for taxes and tax grossups paid in connection with foreign assignment, $49,478 in housing allowances and $33,060 for foreign assignment allowances.

Grants of Plan-Based Awards in Fiscal 2006

        Our Stock Incentive Plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, phantom stock, performance awards and other stock-based awards to our employees, directors and consultants and to employees and consultants of our subsidiaries, provided that incentive stock options may be granted solely to employees. A maximum of 21,590,909 shares of common stock may be delivered pursuant to awards under the stock incentive plan. The number of shares deliverable pursuant to these awards is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive or enlarging changes in our common stock. Shares of common stock used to pay exercise prices and to satisfy tax withholding obligations with respect to awards as well as shares covered by awards that expire, terminate or lapse will again be available for awards under the stock incentive plan.

        On March 1, 2006, we granted awards under our stock incentive plan covering an aggregate of 2,142,686 shares of common stock. The following table provides information about equity and non-equity awards granted to the named executive officers in 2006, including: (1) the grant date; (2) the date on which our Compensation Committee approved the grant; (3) the estimated future payouts under non-equity incentive plan awards; (4) estimated future payouts under equity incentive plan awards; (5) the number of shares underlying all other stock awards; (6) all other option awards, which consist of the number of shares underlying stock options awarded to the named executive officers; and (7) the grant date fair value of each equity award computed under SFAS 123R.

									All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Date of Action	Threshold ($)	Target ($)	Max. ($)	Threshold ($)	Target ($)	Max. ($)
Peter Huntsman	03/01/06	02/02/06	—	—	—	—	—	—	103,657	374,618	$4,568,700
Kimo Esplin	03/01/06	02/02/06	—	—	—	—	—	—	25,914	93,655	$1,142,200
Samuel Scruggs	03/01/06	02/02/06	—	—	—	—	—	—	25,914	93,655	$1,142,200
Anthony Hankins	03/01/06	02/02/06	—	—	—	—	—	—	15,549	56,193	$685,300
Paul Hulme	03/01/06	02/02/06	—	—	—	—	—	—	12,957	46,827	$571,000

(1)
This column shows the number of restricted shares of stock granted to the named executive officers in 2006. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restricted period, each restricted share entitles the individual to vote such share and to accrue quarterly payments by us equal to the quarterly dividend on one share of our stock.

(2)
This column shows the number of stock options granted to the named executive officers in 2006. These options vest and become exercisable ratably in three equal annual installments beginning on the first anniversary of the grant date.

(3)
The exercise price of each option award granted on March 1, 2006, is $20.50, the closing price of a share of our common stock on the grant date. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule and has been calculated using the Black-Scholes valuation model. The valuations were based upon the following assumptions: estimated holding period of 6 years, stock volatility rate of 27.67%, and a 3% risk of termination forfeiture. It should be noted that this model is only one of the methods available for valuing options. These amounts reflect our accounting expense and do not correspond to the actual value that may or will be recognized by the named executive officers.

Outstanding Equity Awards at 2006 Fiscal Year-End

        The following table provides information on the current holdings of stock option and stock awards by the named executive officers. This table includes unexercised and unvested option awards and unvested grants of restricted shares of stock. Each equity grant is shown separately for each named executive officer. Each option and share of restricted stock vests ratably in three equal annual installments beginning on the first anniversary of the respective grant date. The market value of the stock awards is based on the closing market price of our stock on December 29, 2006, which was $18.97.

	Option Awards							Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter Huntsman(1)	02/10/05 03/01/06	151,650 0	303,300 374,618	0 0	$ $	23.00 20.50	02/10/2015 03/01/2016	100,089 103,657	$ $	1,898,688 1,966,373	— —	— —
Kimo Esplin(2)	02/10/05 03/01/06	52,495 0	104,988 93,655	0 0	$ $	23.00 20.50	02/10/2015 03/01/2016	34,646 25,914	$ $	657,235 491,589	— —	— —
Samuel Scruggs(3)	02/10/05 03/01/06	52,495 0	104,988 93,655	0 0	$ $	23.00 20.50	02/10/2015 03/01/2016	34,646 25,914	$ $	657,235 491,589	— —	— —
Anthony Hankins(4)	02/10/05 03/01/06	52,495 0	104,988 56,193	0 0	$ $	23.00 20.50	02/10/2015 03/01/2016	34,646 15,549	$ $	657,235 294,965	— —	— —
Paul Hulme(5)	02/10/05 03/01/06	52,495 0	104,988 46,827	0 0	$ $	23.00 20.50	02/10/2015 03/01/2016	34,646 12,957	$ $	657,235 245,794	— —	— —

(1)
On February 10, 2005, we granted Mr. Huntsman 454,950 options at an exercise price of $23.00 per share, and 150,134 shares of restricted stock. On March 1, 2006, we granted Mr. Huntsman 374,618 options at an exercise price of $20.50, and 103,657 shares of restricted stock.

(2)
On February 10, 2005, we granted Mr. Esplin 157,483 options at an exercise price of $23.00 per share, and 51,969 shares of restricted stock. On March 1, 2006, we granted Mr. Esplin 93,655 options at an exercise price of $20.50, and 25,914 shares of restricted stock.

(3)
On February 10, 2005, we granted Mr. Scruggs 157,483 options at an exercise price of $23.00 per share, and 51,969 shares of restricted stock. On March 1, 2006, we granted Mr. Scruggs 93,655 options at an exercise price of $20.50, and 25,914 shares of restricted stock.

(4)
On February 10, 2005, we granted Mr. Hankins 157,483 options at an exercise price of $23.00 per share, and 51,969 shares of restricted stock. On March 1, 2006, we granted Mr. Hankins 56,193 options at an exercise price of $20.50, and 15,549 shares of restricted stock.

(5)
On February 10, 2005, we granted Mr. Hulme 157,483 options at an exercise price of $23.00 per share, and 51,969 shares of restricted stock. On March 1, 2006, we granted Mr. Hulme 46,827 options at an exercise price of $20.50, and 12,957 shares of restricted stock.

Option Exercises and Stock Vested in Fiscal 2006

        The following table provides information, for the named executive officers, on (1) stock option exercises during 2006, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized, each before payment of applicable withholding tax and brokerage commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter Huntsman(1)	0	$0	50,045	$1,035,932
Kimo Esplin(2)	0	$0	17,323	$358,586
Samuel Scruggs(3)	0	$0	17,323	$358,586
Anthony Hankins(4)	0	$0	17,323	$358,586
Paul Hulme	0	$0	17,323	$358,586

(1)
Upon the vesting of the applicable portion of the restricted stock award, we withheld 13,237 shares, having a market value of $274,006, to satisfy our tax withholding obligations, and issued to Mr. Huntsman a net amount of 36,808 vested shares having a market value of $761,926, based on the closing price of our common stock on the vesting date, February 10, 2006, which was $20.70.

(2)
Upon the vesting of the applicable portion of the restricted stock award, we withheld 5,882 shares, having a market value of $121,757, to satisfy our tax withholding obligations, and issued to Mr. Esplin a net amount of 11,441 vested shares having a market value of $236,829, based on the closing price of our common stock on the vesting date, February 10, 2006, which was $20.70.

(3)
Upon the vesting of the applicable portion of the restricted stock award, we withheld 5,900 shares, having a market value of $122,130, to satisfy our tax withholding obligations, and issued to Mr. Scruggs a net amount of 11,423 vested shares having a market value of $236,456, based on the closing price of our common stock on the vesting date, February 10, 2006, which was $20.70.

(4)
Upon the vesting of the applicable portion of the restricted stock award, we withheld 4,740 shares, having a market value of $98,118, to satisfy our tax withholding obligations, and issued to Mr. Hankins a net amount of 12,583 vested shares having a market value of $260,468, based on the closing price of our common stock on the vesting date, February 10, 2006, which was $20.70.

Pension Benefits in Fiscal 2006

        The table below sets forth information on the pension benefits for the named executive officers under our pension plans, each of which is more fully described following the table. No pension benefits were paid to any of the named executive officers in the last fiscal year. The amounts reported in the table below equal the present value of the accumulated benefit at November 30, 2006 for the named executive officers under each plan based upon the assumptions described below.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Peter Huntsman	Huntsman Defined Benefit Pension Plan Supplemental Executive Retirement Plan	23.417	$ $	305,380 3,488,950	$ $	0 0
Kimo Esplin	Huntsman Defined Benefit Pension Plan Supplemental Executive Retirement Plan	12.417	$ $	164,332 477,414	$ $	0 0
Samuel Scruggs	Huntsman Defined Benefit Pension Plan Supplemental Executive Retirement Plan	11.083	$ $	171,519 415,844	$ $	0 0
Anthony Hankins	Huntsman Pension Scheme (UK)	27.225		$3,276,696		$0
Paul G. Hulme	Huntsman Belgian Pension Fund and International Pension Plan	22.167		$2,046,990		$0

        Of our named executive officers, Messrs. Peter Huntsman, Esplin and Scruggs were participants in 2006 in the Huntsman Pension Plan described above in our Compensation Discussion and Analysis. The Huntsman Pension Plan expresses benefits as a hypothetical cash balance account established in each participant's name. A participant's account receives two forms of credits: "pay credits" and "interest credits." Pay credits equal a percentage of a participant's compensation and are credited to a participant's account on an annual basis. "Compensation" for this purpose includes both salary and bonus as described in the Summary Compensation Table, but subject to the compensation limit applicable to tax-qualified plans ($220,000 for 2006). The applicable pay credit percentage ranges between 4% and 12% depending on the participant's combined age and years of service as of the start of each plan year. "Interest credits" for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. In addition, plan participants who met certain age and service requirements on July 1, 2004 are entitled to receive "transition credits." Transition credits are payable for up to five years and equal a percentage of a participant's compensation. The applicable transition credit percentage is from 1% to 8% depending on the participant's combined age and years of service as of July 1, 2004.

        At termination of employment after having completed at least five years of service, a participant will receive the amount then credited to the participant's cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. The Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant's benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004.

        Messrs. Hulme and Hankins participate in the Huntsman Pension Scheme in the U.K. The Huntsman Pension Scheme provides standard benefits equal to 2.2% (1/45th) of final pensionable compensation up to $19,418 (£11,250), plus 1.83% of final pensionable compensation above $19,418 (£11,250), minus 1/50th of the current State pension benefit, times actual years of service; subject to a maximum limit of 2/3rd of final pensionable compensation times actual years of service, divided by total possible service to retirement. Final pensionable compensation is gross salary received during the 12 months prior to retirement less any profit sharing payments. These benefits include U.K. social security benefits. As of December 31, 2006, Mr. Hankins had approximately 27 years of service in the U.K. and Mr. Hulme had approximately 5 years of service in the U.K.

        Mr. Hulme participates in the International Pension Plan, which is a nonregistered plan designed to protect the pension benefits of employees whose service involves participation in pension plans in more than one country. Through the International Pension Plan, Mr. Hulme at retirement can elect to receive a total pension benefit (which includes retirement benefits being provided by the Huntsman Belgium Pension Fund and the Huntsman Pension Scheme) that is the greater of (1) the benefit under the Huntsman Pension Scheme (with slight modifications if he has less than 10 years of actual U.K. service) based upon his combined service in Belgium and the U.K. and his U.K. notional salary, or (2) the benefit under the Huntsman Belgium Pension Fund based upon his combined service in Belgium and the U.K. Currently, the benefit under the IPP using the Huntsman Pension Scheme is the most beneficial for Mr. Hulme, who had 23 years of total service as of November 30, 2006.

Nonqualified Deferred Compensation in Fiscal 2006

        The table below provides information on the non-qualified deferred compensation of the named executive officers in 2006. The named executive officers cannot withdraw any amounts from their deferred compensation balances until they either leave or retire from our company. No withdrawals or distributions were made in 2006.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Peter Huntsman	$0	$194,901	$91,128	$0	$956,651	(1)
Kimo Esplin	$182,130	$53,665	$60,981	$0	$954,667	(2)
Samuel Scruggs	$66,400	$41,963	$108,816	$0	$795,662	(3)
Anthony Hankins	$114,741	$31,081	$41,446	$0	$702,405	(4)
Paul Hulme	$0	$0	$0	$0	$0

(1)
This amount includes $21,958 from our Supplemental Savings Plan and $934,693 from our Supplemental Executive Money Purchase Plan.

(2)
This amount includes $756,687 from our Supplemental Savings Plan and $197,980 from our Supplemental Executive Money Purchase Plan.

(3)
This amount includes $647,571 from our Supplemental Savings Plan and $148,091 from our Supplemental Executive Money Purchase Plan.

(4)
This amount includes $662,406 from the Supplemental Savings Plan and $39,999 from the Supplemental Executive Money Purchase Plan.

Potential Payments upon Termination or Change of Control

        The tables below reflect the compensation payable to or on behalf of each named executive officer upon retirement, disability, death, an involuntary termination without cause, or a change of control. The amounts shown assume that such termination or change of control was effective as of December 31, 2006, and thus includes amounts earned through such time. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.

Peter Huntsman

Executive Benefits and Payments	Retirement	Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0	$0	$0	$2,929,000	$0
Restricted Stock and Options (unvested & accelerated)(2)	$0	$0	$0	$0	$0
Benefit Plans
Cash Balance Pension(3)	$321,932	$321,932	$321,932	$321,932	$0
Supplemental Cash Balance Pension(3)	$3,696,433	$3,696,433	$3,696,433	$3,696,433	$0
Salary Deferral (401k)(3)	$305,124	$0	$305,124	$305,124	$0
Supplemental Savings(3)	$21,958	$0	$21,958	$21,958	$21,958
Money Purchase Pension(3)	$366,860	$0	$366,860	$366,860	$0
Supplemental Money Purchase Pension(3)	$934,693	$0	$934,693	$934,693	$0
Health & Welfare(4)	$0	$23,332	$1,023,332	$31,512	$0

(1)
This amount is equal to twice Mr. Huntsman's annual salary, which amount is not payable if Mr. Huntsman's employment is terminated for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. An acceleration of Mr. Huntsman's unvested shares of restricted stock would have an estimated value of $3,865,062, based on the fair market value per share of our common stock on December 31, 2006, which was $18.87.

(3)
These benefits are payable as a lump sum cash payment, although other forms of payment distribution are available at the participant's election.

(4)
If Mr. Huntsman's employment is terminated for cause, we are not required to provide the subsidy noted. The death benefit includes an amount equal to twice Mr. Huntsman's annual salary, up to $1 million.

Kimo Esplin

Executive Benefits and Payments	Retirement	Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0	$0	$0	$905,200	$0
Restricted Stock and Options (unvested & accelerated)(2)	$0	$0	$0	$0	$0
Benefit Plans
Cash Balance Pension(3)	$173,008	$173,008	$173,008	$173,008	$0
Supplemental Cash Balance Pension(3)	$506,687	$506,687	$506,687	$506,687	$0
Salary Deferral (401k)(3)	$281,867	$0	$281,867	$281,867	$0
Supplemental Savings(3)	$756,687	$0	$756,687	$756,687	$756,687
Money Purchase Pension(3)	$89,107	$0	$89,107	$89,107	$0
Supplemental Money Purchase Pension(3)	$197,980	$0	$197,980	$197,980	$0
Health & Welfare(4)	$0	$24,931	$930,931	$29,295	$0

(1)
This amount is equal to twice Mr. Esplin's annual salary, which amount is not payable if Mr. Esplin's employment is terminated for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. An acceleration of Mr. Esplin's unvested shares of restricted stock would have an estimated value of $1,148,823, based on the fair market value per share of our common stock on December 31, 2006, which was $18.87.

(3)
These benefits are payable as a lump sum cash payment, although other forms of payment distribution are available at the participant's election.

(4)
If Mr. Esplin's employment is terminated for cause, we are not required to provide the subsidy noted. The death benefit includes an amount equal to twice Mr. Esplin's annual salary, up to $1 million.

Samuel Scruggs

Executive Benefits and Payments	Retirement	Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0	$0	$0	$754,600	$0
Restricted Stock and Options (unvested & accelerated)(2)	$0	$0	$0	$0	$0
Benefit Plans
Cash Balance Pension(3)	$179,513	$179,513	$179,513	$179,513	$0
Supplemental Cash Balance Pension(3)	$438,938	$438,938	$438,938	$438,938	$0
Salary Deferral (401k)(3)	$440,610	$0	$440,610	$440,610	$0
Supplemental Savings(3)	$647,571	$0	$647,571	$647,571	$647,571
Money Purchase Pension(3)	$79,496	$0	$79,496	$79,496	$0
Supplemental Money Purchase Pension(3)	$148,091	$0	$148,091	$148,091	$0
Health & Welfare(4)	$0	$9,611	$755,000	$11,718	$0

(1)
This amount is equal to twice Mr. Scruggs' annual salary, which amount is not payable if Mr. Scruggs' employment is terminated for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. An acceleration of Mr. Scruggs' unvested shares of restricted stock would have an estimated value of $1,148,823, based on the fair market value per share of our common stock on December 31, 2006, which was $18.87.

(3)
These benefits are payable as a lump sum cash payment, although other forms of payment distribution are available at the participant's election.

(4)
If Mr. Scruggs' employment is terminated for cause, we are not required to provide the subsidy noted. The death benefit includes an amount equal to twice Mr. Scruggs' annual salary, up to $1 million.

Anthony Hankins

Executive Benefits and Payments	Retirement		Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0		$0	$0	$1,526,845	$0
Restricted Stock and Options (unvested & accelerated)(2)	$0		$0	$0	$0	$0
Benefit Plans
UK Pension Benefit Annuities	$250,527	(3)	$366,929	$318,066	$250,527	$0
Salary Deferral (401k)(4)	$144,539		$0	$144,539	$144,539	$0
Supplemental Savings(4)	$662,406		$0	$662,406	$662,406	$662,406
Money Purchase Pension(4)	$24,083		$0	$24,083	$24,083	$0
Supplemental Money Purchase Pension(4)	$39,999		$0	$39,999	$39,999	$0
Health & Welfare(5)	$0		$0	$2,221,362	$0	$0

(1)
This amount is equal to 33 months of Mr. Hankins' salary, which amount is not payable if Mr. Hankins' employment is terminated for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. An acceleration of Mr. Hankins' unvested shares of restricted stock would have an estimated value of $952,199, based on the fair market value per share of our common stock on December 31, 2006, which was $18.87.

(3)
These amounts represent the accrued retirement benefit at normal retirement (age 62) in the form of an annual annuity. The earliest this benefit can be realized is age 50 at which time it would be actuarially reduced to $120,254.

(4)
These benefits are payable as a lump sum cash payment, although other forms of payment distribution are available at the participant's election.

(5)
The death benefit includes an amount equal to four times Mr. Hankins' pensionable base pay.

Paul Hulme

Executive Benefits and Payments	Retirement	Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0	$0	$0	$1,096,442	$0
Restricted Stock and Options (unvested & accelerated)(2)	$0	$0	$0	$0	$0
Benefit Plans
Belgian Pension Plan / International Pension Plan(3)	$162,186	$240,634	$126,928	$178,933	$0
Health & Welfare(4)	$0	$0	$1,594,824	$0	$0

(1)
This amount is equal to 33 months of Mr. Hulme's salary, which amount is not payable if Mr. Hulme's employment is terminated for cause.

(2)
An acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. An acceleration of Mr. Hulme's unvested shares of restricted stock would have an estimated value of $903,029, based on the fair market value per share of our common stock on December 31, 2006, which was $18.87.

(3)
These benefits are represented as an annual annuity, and other forms of payment distribution are available at the participant's election.

(4)
The death benefit includes an amount equal to four times Mr. Hulme's base pay.

Director Compensation for Fiscal 2006

        A director who is also a Huntsman employee receives no additional compensation for serving on the Board. Annual compensation for non-employee directors is comprised of cash and equity compensation. Cash compensation consists of an annual retainer, supplemental retainers for the chairs of Board committees, and meeting fees. Annual equity compensation consists of a stock award. Each of these components is described in more detail below. The total 2006 compensation of our non-employee directors is shown in the following table:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jon M. Huntsman, Chairman	$0		$0	$0	$1,065,865	(3)	$0	$1,394,484	(4)	$2,460,349
Nolan D. Archibald, Compensation Committee	$135,000	(5)	$20,833	$105,333	$0		$0	$0		$261,166
Marsha Evans, Nominating & Governance Committee	$135,000	(5)	$20,833	$105,333	$0		$0	$0		$261,166
H. William Lichtenberger, Nominating & Governance Committee Chair and Audit Committee	$165,000	(5)	$20,833	$105,333	$0		$0	$0		$291,166
Richard A. Michaelson, Audit Committee Chair and Nominating & Governance Committee	$180,000	(5)	$20,833	$105,333	$0		$0	$0		$306,166
Wayne A. Reaud, Compensation Committee Chair	$145,000	(5)	$20,833	$105,333	$0		$0	$0		$271,166
Alvin V. Shoemaker, Compensation Committee and Audit Committee	$205,000	(5)	$20,833	$105,333	$0		$0	$0		$331,166
David J. Matlin	$0		$0	$0	$0		$0	$0		$0
Christopher R. Pechock	$0		$0	$0	$0		$0	$0		$0

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of 3,887 shares of restricted stock granted to each independent director in 2006, in accordance with SFAS 123R. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. For purposes of the restricted stock awards, fair value is calculated using the closing price of our stock on the date of grant. For additional information, refer to note 24 of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may or will be recognized by the directors.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of 50,000 stock options previously granted to each independent director in 2005 at an exercise price per share of $19.25. The stock options vest ratably in three equal annual installments beginning on the first anniversary of the grant date. For purposes of the stock options, the fair value was estimated using the Black-Scholes valuation model in accordance with SFAS 123R.

(3)
Mr. Huntsman received this bonus as a participant in our Cost Reduction Incentive Plan.

(4)
Mr. Huntsman retired from his position as Chief Executive Officer on December 1, 2001. Through May 2002, we paid the premiums on various life insurance policies for Mr. Huntsman. These policies have been liquidated, and the cash values have been paid to Mr. Huntsman. Mr. Huntsman is indebted to us in the amount of approximately $1.5 million, which represents the insurance premiums paid on his behalf through May 2002. The amount paid to Mr. Huntsman consists of $950,000 for consulting fees, $231,585 for personal company aircraft use, $861 for personal company car use, $68,600 on an interest-free loan, $9,300 per diem, $36,938 related tax grossups, and $97,200 for security services.

(5)
These amounts include $50,000 we paid to each of Ms. Evans and Messrs. Archibald, Lichtenberger, Michaelson and Reaud for their services as members of the special committee of our Board from December 2005 through February 2006, and $100,000 we paid to Mr. Shoemaker as chairperson of the special committee during that period.

        The Board believes that compensation for independent directors should be competitive and should fairly compensate directors for the time and skills devoted to serving us but should not be so great as to compromise independence. With the assistance of outside compensation consultants, the Compensation Committee periodically reviews our director compensation practices and compares them against the practices of a selected peer group of companies as well as against the practices of public company boards generally.

        Effective January 1, 2006, our Board approved a compensation structure for our independent directors. During 2006, independent directors received an annual cash retainer of $75,000 (paid in quarterly installments) and an annual restricted stock (or restricted stock-based) award with a value of $75,000 on the grant date. Since January 1, 2007, our independent directors receive an annual cash retainer of $120,000 (paid in quarterly installments) and an annual restricted stock (or restricted stock-based) award with a value of $120,000 on the grant date. The annual restricted stock (or restricted stock-based) awards vest in three equal annual installments beginning on the first anniversary of the grant date. During 2006, each member of the Audit Committee received an additional annual cash retainer of $20,000, and each member of the Compensation and the Governance committees received an additional annual cash retainer of $10,000. The chairperson of the Audit Committee received an annual cash retainer of $25,000, and the chairpersons of the Compensation and the Governance committees each received annual cash retainers of $10,000, in each case in addition to the retainers received for being members of these committees.

        In connection with this compensation structure, we adopted the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified plan established primarily for the purpose of providing our independent directors with the ability to defer the receipt of director fees. Benefits under the plan are payable in cash in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board.

        Directors who are not independent do not receive annual fees. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board or its committees and for other reasonable expenses related to the performance of their duties as directors. In the case of Jon M. Huntsman, this includes a per diem amount of $100 for each day that he travels on company business.

        The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our independent directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aircraft Sublease and Time-Sharing Agreements

        Pursuant to an agreement entered into in 2001, our subsidiary Airstar Corporation ("Airstar") subleases a Gulfstream IV-SP Aircraft (the "Aircraft") from Jstar Corporation ("Jstar"), a corporation wholly owned by Jon M. Huntsman. Monthly sublease payments from Airstar to Jstar are in the approximate amount of $195,000. These monthly sublease payments are used to fund financing costs paid by Jstar to a leasing company. An unrelated third party pays $2 million per year to our subsidiary for such third-party's part-time use of the Aircraft (or an alternate owned by us if the Aircraft is unavailable), subject to an annual adjustment, which we believe to be at least fair market value for the number of flight hours used by such third party. We bear all other costs of operating the Aircraft. In accordance with our Aircraft Use Policy, we have entered into aircraft time-sharing agreements with certain members of the Huntsman family, pursuant to which these persons pay for the costs of their personal use of the Aircraft.

Consulting Agreement with Jon M. Huntsman

        We entered into an agreement with Jon M. Huntsman on June 3, 2003, pursuant to which Mr. Huntsman provides consulting services to us at our request. Mr. Huntsman, who is the Chairman of the Board of our company but is not our employee, provides advice and other business consulting services at our request regarding our products, customers, commercial and development strategies, financial affairs, and administrative matters based upon his experience and knowledge of our business, the industry, and the markets within which we compete. Mr. Huntsman's services are utilized both with respect to the conduct of our business in the ordinary course and with respect to strategic development and specific projects. Under the terms of the agreement, which renews automatically for successive one-year terms and which may be terminated by either party at any time, Mr. Huntsman receives $950,000 annually in exchange for his services. For information regarding other compensation arrangements between Mr. Huntsman and us, please see "Compensation Discussion and Analysis—Cost Reduction Incentive Plan" and "—Aircraft Use Policy," and the Director Compensation Table above.

Salt Lake City Office Building

        We have agreed with the Jon and Karen Huntsman Foundation, a private charitable foundation established by Jon M. and Karen H. Huntsman to further the charitable interests of the Huntsman family, that we will donate our Salt Lake City office building and our option to acquire an adjacent undeveloped parcel of land to the foundation free of debt. We have agreed to complete this donation on the earlier of November 30, 2009 or the date on which we occupy less than 20% of the two main floors of the Salt Lake City office building. Under certain circumstances, after we make this donation we will have the right, but not the obligation, to lease space in the Salt Lake City office building from the foundation. As of December 31, 2006, our Salt Lake City office building had a net book value of approximately $9.96 million.

Other Transactions with the Huntsman Family

        The following table shows the compensation in excess of $120,000 paid to members of the Huntsman family (other than Peter R. Huntsman, whose compensation is included in the Summary

Compensation Table under the heading "Executive Compensation," above) for services as officers or employees of ours in the fiscal year ended December 31, 2006.

Name(1)	Salary	Bonus(2)		Other Compensation
James H. Huntsman	$40,767		$484,484	$492,717	(3)
Paul C. Huntsman	$38,817	$	— 0 —	$460,506	(4)
David S. Parkin	$251,083		$539,484	$61,394	(5)

(1)
Each of James H. Huntsman and Paul C. Huntsman is a son of Jon M. Huntsman, the Chairman of our Board of Directors, and a brother of Peter R. Huntsman, our President and Chief Executive Officer and a director. David S. Parkin is a son-in-law of Jon M. Huntsman and a brother-in-law of Peter R. Huntsman.

(2)
Bonuses earned in 2006 include annual bonuses and bonuses earned under our Cost Reduction Incentive Plan.

(3)
On February 10, 2006, 2,695 of James H. Huntsman's restricted stock awards vested at a value of $20.70 per share for a total earning of $55,787. Upon vesting, we withheld 880 shares to satisfy our tax withholding obligations of $18,216 and issued the net number of 1,815 shares, having a market value of $37,571. James H. Huntsman ceased to be employed with us effective March 1, 2006. Upon termination, he forfeited 5,389 shares of his remaining unvested restricted stock. Additional compensation for James H. Huntsman included $366,900 for severance and $70,030 executive retirement payout.

(4)
On February 10, 2006, 1,925 of Paul C. Huntsman's restricted stock awards vested at a value of $20.70 per share for a total earning of $39,848. Upon vesting, we withheld 754 shares to satisfy our tax withholding obligations of $15,608 and issued the net number of 1,171 shares, having a market value of $24,240. Paul C. Huntsman ceased to be employed with us effective March 1, 2006. Upon termination, he forfeited 3,849 shares of his remaining unvested restricted stock. Additional compensation for Paul C. Huntsman included $349,350 for severance, $16,332 for accrued vacation, and $54,976 executive retirement payout.

(5)
On February 10, 2006, 2,695 of David Parkin's restricted stock awards vested at a value of $20.70 per share for a total earning of $55,787. Upon vesting, we withheld 880 shares to satisfy our tax withholding obligations of $18,216 and issued the net number of 1,815 shares, having a market value of $37,571. Additional compensation included $5,607 for personal use of a company car.

RBF Holdings LLC

        In February 2007, our Audit Committee authorized us to enter into several related agreements with RBF Holdings LLC, a newly-formed company organized to develop and manufacture biodiesel. We believe that an affiliate of MatlinPatterson is expected to contribute approximately $20 million to RBF in exchange for approximately 60% of its equity interests.

        We have agreed to lease to RBF approximately 12.8 acres of land adjacent to our Port Neches, Texas, facilities for an initial term of 15 years, and continuing year to year thereafter unless terminated by either party upon three years prior notice. RBF is expected to construct on the leased parcel a biodiesel facility capable of manufacturing 89 million gallons of biodiesel annually. We believe that the lease will require annual lease payments of approximately $65,000. RBF will own and be responsible for the design and construction of the facility and we expect to install and own, at RBF's expense, all ancillary facilities necessary to deliver utilities and raw materials to the facility.

        Once the facility is operational, currently expected to be in February 2008, we generally expect to provide the manufacturing and operating services RBF requires, except that it will maintain responsibility for its order processing and product transportation. We have agreed to provide all utilities to the facility, including steam and condensate, electricity, waste water disposal, water, air and nitrogen, and have agreed to manufacture biodiesel at the facility, on a "cost-plus" basis. We have agreed to supply methanol and caustic soda to the facility to the extent we continue to use and have available these raw materials at our adjacent plant and RBF will be responsible for procuring and supplying all other raw materials required. In addition, RBF granted us a one year exclusive option, and thereafter a continuing right of first refusal, to purchase all of the glycerin produced as a by-product at the facility.

Enron Europe Liquids Processing

        Until December 2006, we purchased a portion of the raw materials used in our European base chemicals business from Enron Europe Liquids Processing. During 2006, we purchased approximately 560,000 tons of feedstock from Enron Europe Liquids Processing at an approximate cost of $400 million. Pricing was based on published commodity indexes. MatlinPatterson, an investment fund with which two of our directors, David Matlin and Christopher Pechock are affiliated, acquired 51% of Enron Europe Liquids Processing in May 2006. In December 2006, we sold our European base chemicals and polymers business, as a result of which sale we no longer purchase raw materials from Enron Europe Liquids Processing.

Registration Rights Agreements

        In connection with a reorganization transaction we consummated upon the completion of our initial public offering, we entered into a registration rights agreement with Huntsman Family Holdings and MatlinPatterson pursuant to which they have demand and piggyback registration rights for the shares of our common stock controlled by them. The agreement also provides that we will pay the costs and expenses, other than underwriting discounts and commissions, related to the registration and sale of shares of our common stock that are registered pursuant to the agreement. The agreement contains customary registration procedures and indemnification and contribution provisions for the benefit of Huntsman Family Holdings, MatlinPatterson and us. In addition, all of our stockholders who received shares of our common stock in the Reorganization Transaction, including certain of our directors, executive officers and other key officers, have the right to include their shares in certain registrations. Our Chairman, Jon M. Huntsman, and our Chief Executive Officer and director, Peter R. Huntsman, are affiliates of Huntsman Family Holdings, and our directors David J. Matlin and Christopher R. Pechock are affiliates of MatlinPatterson. In addition, our executive officers J. Kimo Esplin, L. Russell Healy and Samuel D. Scruggs, are parties to the registration rights agreement. David S. Parkin, who is a son-in-law of Jon M. Huntsman and a brother-in-law of Peter R. Huntsman, is also a party to the registration rights agreement.

Indemnification Agreements

        We entered into indemnification agreements with our directors and officers, including each of our named executive officers, in connection with the completion of our initial public offering. Pursuant to these agreements, we agree to provide customary indemnification to our officers and directors against expenses incurred by such persons in connection with their service as directors or officers (as applicable) or in connection with their service at our request as directors, officers, trustees, employees or agents of other entities.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee of the Board (the "Committee") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of Huntsman's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman's website at www.huntsman.com. The members of the

Committee are Messrs. Michaelson, Lichtenberger and Shoemaker, each of whom meets the independence requirements of Rule 10A-3 of the Exchange Act and applicable NYSE independence rules.

        The Committee has reviewed and discussed Huntsman's audited financial statements for the year ended December 31, 2006 with Huntsman's management. The Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Deloitte & Touche LLP its independence.

        Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman's audited financial statements for the year ended December 31, 2006 be included in Huntsman's Annual Report on Form 10-K for the year ended December 31, 2006.

  AUDIT COMMITTEE

  Richard A. Michaelson, Chair
  H. William Lichtenberger
  Alvin V. Shoemaker

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to Huntsman stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

        Based on a review of the copies of Forms 3 and 4 filed in 2006, we believe that during 2006 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2008 ANNUAL MEETING

        To be considered for inclusion in the proxy materials for our 2008 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than December 7, 2007. Such proposals must comply with Rule 14a-8 under the Exchange Act.

        Stockholder proposals and director nominations for our 2008 annual meeting of stockholders not intended for inclusion in the proxy materials for the meeting must be delivered to our Corporate Secretary at our principal executive offices no earlier than January 3, 2008 and no later than February 4, 2008 to be considered timely. Such proposals must comply with Section 2.8 of our Bylaws. Our Bylaws are available on our website at www.huntsman.com under the tab "Investor Relations." We will also furnish copies of our Bylaws to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

ANNUAL REPORT ON FORM 10-K

        We will furnish to any person upon request a copy of our Annual Report on Form 10-K or any exhibit described in the list accompanying the Annual Report on Form 10-K. Requests for copies of such report and/or exhibit(s) should be directed to Huntsman Investor Relations at (801) 584-5860 or ir@huntsman.com.

OTHER INFORMATION

        Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to The Bank of New York, Shareholder Relations, P.O. Box 11258, Church St. Station, New York, NY 10286, or by telephone at 1-800-524-4458. Our transfer agent may also be reached through its website at www.stockbny.com.

        The cost of soliciting proxies in the accompanying form will be borne by us. In addition to solicitations by mail, a number of our officers, directors and regular employees of Huntsman may, for no additional compensation, solicit proxies in person or by telephone. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

        The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that are presented for a vote at the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

By Order of the Board of Directors,

Samuel D. Scruggs Secretary

Salt Lake City, Utah
March 30, 2007

Huntsman Corporation
Proxy Card
This Proxy is solicited on behalf of the Board of Directors of Huntsman Corporation for the Annual Meeting of
Stockholders to be held on May 3, 2007.

        The undersigned stockholder of Huntsman Corporation hereby appoints Peter R. Huntsman and Samuel D. Scruggs and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 3, 2007 and at any adjournment or postponement thereof, as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1 and FOR proposal 2. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the meeting.

        (Continued and to be signed on the reverse side)

Address Change Please mark box on reverse side and provide new address below.)
HUNTSMAN CORPORATION P.O. BOX XXXXX NEW YORK, N.Y. 10203-XXXX
If you are planning to ATTEND THE MEETING,
Please mark this box.	☐

Please mark, sign, date and	☒
Return the Proxy Card promptly Using the enclosed envelope.	Votes must be indicated (x) in Black or Blue ink.
The Board of Directors recommends a vote "FOR" all nominees in proposal 1 and "FOR" proposal 2.
1.	To elect three Class III directors, each to serve until the 2010 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.
								FOR	AGAINST	ABSTAIN
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	FOR ALL EXCEPT	☐	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007	☐	☐	☐

Nominees: Nolan D. Archibald, H. William Lichtenberger and Richard A. Michaelson
(INSTRUCTIONS: To withhold authority to vote for specific nominees, mark "For All Except" and write those nominees' names in the space provided below.)						To change your address, please mark this box.				☐
						To include any comments, please mark this box.				☐
						If you would like your vote to remain confidential, please mark this box.				☐
Note: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.
	Date	Share Owner sign here	Co-owner sign here